Exhibit 10.5
AMENDED AND RESTATED NON QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of November 12, 2009 (the “Amendment Date”), between NORANDA ALUMINUM HOLDING CORPORATION, a Delaware corporation (the “Company”), and the Optionee set forth on the signature page to this Agreement (the “Optionee”).
WHEREAS, on [insert original grant date] (the “Grant Date”), the Company and the Optionee entered into an option agreement (the “Original Option Agreement”) pursuant to which the Company, acting through the Committee with the consent of the Company’s Board of Directors (the “Board”) granted to the Optionee, options (the “Options”) under the Amended and Restated Noranda Aluminum Holding Corporation 2007 Long-Term Incentive Plan (the “Plan”) to purchase a number of shares of the Company’s common stock (“Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan; and
WHEREAS, the Committee has determined that such Options no longer serve their intended retentive and incentive purposes; and
WHEREAS, the Committee believes it is in the best interests of the Company to amend and restate the terms of the Options and the Original Option Agreement to reduce the exercise prices thereof and to modify the vesting terms thereof; and
WHEREAS, in connection with the Optionee’s entry into the Original Option Agreement, the Optionee entered into a subscription agreement with the Company on [insert date] (the “Subscription Agreement”), pursuant to which the Optionee purchased Shares (as defined in the Subscription Agreement), and in connection therewith, entered into an adoption agreement, pursuant to which the Optionee become a party to the Amended and Restated Securityholders Agreement relating to the Company, by and among the Company and certain of its securityholders, dated as of October 23, 2007, as the same may be amended from time to time (the “Securityholders Agreement”);
WHEREAS, the Company is as of the date hereof granting for consideration to the Optionee the Shares pursuant to the Subscription Agreement, dated as of the date hereof, between the Company and the Optionee (the “New Subscription Agreement”);

WHEREAS, future securities in the Company (including those being acquired pursuant to this Agreement) owned by the Optionee shall be subject to the terms of the Securityholders Agreement; and
WHEREAS, the parties wish to enter into this Amended and Restated Option Agreement in order to effect the foregoing.
NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:
Section 1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Securityholders Agreement, as the case may be.
Section 2. Option; Option Price. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company granted to the Optionee the option (the “Option”) to purchase Shares pursuant to Tranche A options (“Tranche A Options”) and Tranche B options (“Tranche B Options”). Effective on the Amendment Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby amends and restates the terms of the Option to cover that number of Shares at the price per Share (the “Option Price”) set forth on the signature page hereto. To the extent permitted by the Committee, payment of the Option Price may be made in any manner specified by Section 5.6 of the Plan. The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code. The amendment and restatement of the Options pursuant to this Agreement shall be and become effective upon the delivery of an executed counterpart of this Agreement to the Company by Optionee. Notwithstanding the foregoing or any other provision of this Agreement, (x) in the event that the Optionee does not purchase the Shares as provided for in the New Subscription Agreement within 30 days of the Amendment Date, all Options, whether or not vested, shall be immediately forfeited and (y) no Option, whether or not vested, shall be exercisable prior to such purchase.
Section 3. Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Article V of the Plan) or this Agreement.

Section 4. Vesting. Subject to the Optionee’s not having a Termination of Relationship prior to the applicable vesting date and except as otherwise set forth in Section 7, the Options shall become non-forfeitable and exercisable (any Options that shall have become non-forfeitable and exercisable pursuant to Section 4, the “Vested Options”) according to the following provisions:
(a) Tranche A Options. Twenty-percent (20%) of the Tranche A Options shall become Vested Options on each of the first five anniversaries of the Grant Date.
(b) Tranche B Options. Fifteen-percent (15%) of the Tranche B Options shall become Vested Options on each of the first and second anniversaries of the Amendment Date, twenty-percent (20%) of the Options shall become Vested Options on the third anniversary of the Amendment Date and twenty-five percent (25%) of the Options shall become Vested Options on each of the fourth and fifth anniversaries of the Amendment Date.

(c) Acceleration upon Certain Events. In the event of a Termination of Relationship as a result of the Optionee’s death or Disability, the Tranche A Options and Tranche B Options, in each case, composing the next applicable tranche of such Options which have not theretofore vested pursuant to Sections 4(a) and 4(b) above shall become Vested Options, and the remaining Options which are not Vested Options shall be forfeited. In the event of the consummation of a Change in Control, each Option which has not theretofore become a Vested Option and which is scheduled to vest on each of the remaining vesting dates based on anniversaries of the Grant Date or the Amendment Date, as the case may be, will vest upon the earlier of (i) the Optionee’s continued employment with the Company for 18 months after such Change in Control or (ii) a Termination of Relationship by the Company or its Subsidiaries without Cause (as defined in Section 22) or by the Optionee with Good Reason (as defined in Section 22), in each case within 18 months following the consummation of such Change in Control. In all cases involving the consummation of a Change in Control, Options shall otherwise continue to vest in accordance with the terms of Section 4(a) or Section 4(b), as applicable. Except as otherwise provided herein, all unvested Options will immediately terminate upon a Termination of Relationship.
Section 5. Restriction on Transfer/Securityholders Agreement. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company. The Option shall not be subject to execution, attachment or similar process. Shares of Common Stock acquired pursuant to the exercise of Options hereunder will be subject to the Securityholders Agreement. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement or the Securityholders Agreement shall be null and void and without effect.
Section 6. Optionee’s Employment. Nothing in this Agreement or in the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, in its sole discretion, to terminate the Optionee’s employment or to increase or decrease the Optionee’s compensation at any time.
Section 7. Termination.
(a) The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:
(i) the tenth anniversary of the Grant Date;

(ii) the 180th day following the Termination of Relationship in the case of a Termination of Relationship for death or Disability;
(vi) the 90th day following the Termination of Relationship in the case of a Termination of Relationship without Cause or with Good Reason;
(vii) the 60th day following the Termination of Relationship in the case of a Termination of Relationship occurring because the Optionee resigns his employment without Good Reason; and
(viii) the day of the Termination of Relationship in the case of a Termination of Relationship with Cause.
(b) Except as otherwise provided in Section 4(a) of this Agreement, upon a Termination of Relationship for any reason, the unvested portion of the Option (i.e., that portion which does not constitute Vested Options) shall terminate on the date the Termination of Relationship occurs.
Section 8. Securities Law Representations. The Optionee acknowledges that the Option and the Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Optionee is an “accredited investor” (as defined under the Securities Act and the rules and regulations promulgated thereunder), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Optionee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:
(a) The Optionee is an “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) of the Securities Act.
(b) The Optionee is acquiring the Option and, if and when he exercises the Option, will acquire the Shares solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Shares or Option within the meaning of the Securities Act and/or any applicable state securities laws.

(c) The Optionee acknowledges that he has not acquired the Option or the Shares as a result of any general solicitation or general advertising in the United States, including any meeting whose attendees have been invited by general solicitation or general advertising.
(d) The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Shares purchased upon exercise of the Option. The Optionee has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to exercise the Option and purchase the Shares. However, in evaluating the merits and risks of an investment in the Shares, the Optionee has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.
(e) The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Shares to an amount in excess of the Option Price, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.
(f) The Optionee understands that the Option and the Shares are being offered in an acquisition not involving any public offering within the United States within the meaning of the Securities Act and that the Option and the Shares have not been and will not be registered under the Securities Act, and that the Option and the Shares are “restricted securities” as defined by Rule 144(a)(3) under the Securities Act, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act or in an offshore acquisition meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act, each as presently in effect. The Optionee acknowledges reviewing a copy of Rule 144 promulgated under the Securities Act and Regulation S under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.
(g) The Optionee agrees that he will comply with all applicable laws and regulations in effect in any jurisdiction in which he sells any of the securities or otherwise transfers any interest therein.

(h) The Optionee has read and understands the restrictions and limitations set forth in the Securityholders Agreement, the Plan and this Agreement.
(i) The Optionee understands and acknowledges that, if and when he exercises the Option, (i) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (ii) except as otherwise provided under the Securityholders Agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.
Section 9. Designation of Beneficiary. The Optionee may appoint any individual or legal entity in writing as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Optionee’s death or Disability. The Optionee may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Optionee must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 11 of this Agreement before the date of the Optionee’s death. In the absence of a beneficiary designation, the legal representative of the Optionee’s estate shall be deemed the beneficiary.
Section 10. Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
If to the Company, to it at:
If to the Company, to:
Noranda Aluminum Holding Corporation
c/o Apollo Management VI, L.P.
9 West 57th Street
43rd Floor
Facsimile:  (212) 515-3288
Attention:  Eric Press
with a copy (which shall not constitute notice) to:
Apollo Management, L.P.
9 West 57th Street
43rd Floor
New York, New York 10019
Facsimile:  (212) 515-3288
Attention:  Eric Press
and
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile:  (212) 403-2269
Attention:  Andrew J. Nussbaum, Esq.

If to the Optionee, to him at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.
Section 11. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.
Section 12. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Agreement.
Section 13. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Optionee’s rights under this Agreement and the Plan may not be materially impaired without the Optionee’s prior written consent.
Section 14. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 15. Restrictive Covenants. The grant, vesting and exercise of Options pursuant to this Agreement shall be subject to the Optionee’s continued compliance with the restrictive covenants in Section 9 of the Securityholders Agreement.
Section 16. Withholding. As a condition to exercising this Option in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any Federal, state and local taxes required to be withheld in connection with such exercise.
Section 17. Adjustment. In the event of any event described in Article X of the Plan occurring after the Grant Date, the adjustment provisions (including cash payments) as provided for under Article X of the Plan shall apply.
Section 18. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.
Section 19. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto, including, without limitation, the Original Option Agreement.
Section 20. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 21. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.
Section 22. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
(a) “Cause” means a Termination of Relationship by the Company or any of its Subsidiaries due to the Optionee’s: (i) commission of a felony or a crime of moral turpitude; (ii) willful commission of a material act of dishonesty involving the Company or any of its Affiliates or Subsidiaries; (iii) a material breach of the Company’s policies or procedures; (iv) willful failure to perform the Optionee’s material duties; (v) willful misconduct which causes material harm to the Company or its Subsidiaries or Affiliates or their respective business reputations, including due to any adverse publicity; or (vi) a material breach of the Optionee’s obligations under any agreement entered into between the Optionee and the Company or any of its Subsidiaries or Affiliates; provided, however, that none of the events described in the foregoing clauses (iii), (iv), (v) or (vi) shall constitute Cause unless the Company has notified the Optionee in writing describing the events which constitute Cause and then only if the Optionee fails to cure such events within 15 days after the Optionee’s receipt of such written notice (provided that, in the event such breach is not curable, no notice period shall be required).
(b) “Disability” means (i) the Optionee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Optionee is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident, disability or health plan covering employees of the Company. Whether the Optionee has incurred a “Disability” shall be determined by a physician selected by the Company or its insurers, which physician is reasonably acceptable to the Optionee (or the Optionee’s legal representative).
(c) “Good Reason” means a Termination of Relationship by the Optionee within 90 days after any of the following actions are taken by the Company or any of its Subsidiaries without the Optionee’s written consent: (i) a [material] reduction of the Optionee’s annual base salary or target bonus opportunity under any bonus plan maintained by the Company or any of its Subsidiaries (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive of the Company or any of its Subsidiaries); (ii) a material reduction or adverse change in the Optionee’s title, duties or responsibilities; or (iii) a notice by the Company of non-extension of the Term (as defined in the Term Sheet) of the Term Sheet; provided, however, that none of the events described in the foregoing clauses (i), (ii) and (iii) shall constitute Good Reason unless the Optionee has notified the Company in writing describing the events which constitute Good Reason and then only if the Company fails to cure such events within 30 days after the Company’s receipt of such written notice.

IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Stock Option Agreement as of the date first written above.

NORANDA ALUMINUM HOLDING CORPORATION
By:
Name:
Title:

[NAME] See attached signature page

[NAME]

Last address on the records of the Company:

Number of Shares of Common Stock subject to Options:		[ ]

Option Price:		$2.28 each